                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands, Except Per Share Data)

                                                                                    Three-Months
                                                                                        Ended
                                                                                     October 31,
                                                                                    1996      1995
                                                                                    ----      ----
EARNINGS

        Net income                                                                  $880      $757
                                                                                    ====      ====


---------------------------------------------------------------------------------------------------


SHARES

        Weighted average number of common shares outstanding                       5,770     5,654

        Add: shares of common stock equivalents                                      277       232
                                                                                   -----     -----

        Weighted average number of common shares used in
          primary earnings per share calculation                                   6,047     5,886

        Add: incremental shares of common stock equivalents                            -        30
                                                                                   -----     -----
        Weighted average number of common shares used in
          fully diluted earnings per share calculation                             6,047     5,916
                                                                                   =====     =====


---------------------------------------------------------------------------------------------------


PRIMARY EARNINGS PER SHARE

        Net income                                                                 $0.15     $0.13
                                                                                   =====     =====

---------------------------------------------------------------------------------------------------


FULLY DILUTED EARNINGS PER SHARE

        Net income                                                                 $0.15     $0.13
                                                                                   =====     =====

---------------------------------------------------------------------------------------------------